Exhibit 10.14

SEVERANCE AGREEMENT

Severance Agreement dated as of November 9, 2004 (the “Agreement”), by and between Trilegiant Corporation, a Delaware corporation (the “Company”), and Thomas Rusin (the “Executive”).

WHEREAS, the Company currently employs the Executive as an Executive Vice President; and

WHEREAS, each of the Company and the Executive desires to establish severance protection rights for Executive as more fully set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION I

EFFECT OF TERMINATION OF EMPLOYMENT WITHOUT CAUSE

A. Without Cause Termination. If the Executive’s employment is terminated by the Company and its affiliates pursuant to a Without Cause Termination (as defined below), then, subject to the Executive executing a release of claims against the Company and its subsidiaries and affiliates as more fully described in Section I(D), the Company will pay the Executive a lump sum amount equal to $225,000.00 (or, if his current base salary as of the date of the Without Cause Termination is higher than $225,000, then such higher base salary amount), plus any salary and bonus amounts which are earned but unpaid through the date of such termination. For purposes of this Section I(A), bonus amounts shall be deemed to be “earned” by the Executive only to the extent that the Executive remains employed by the Company or its subsidiaries or affiliates as of the end of the applicable period for which any performance tied to such award is measured. Except as provided in this paragraph (and except for any remaining obligations under any then applicable employee benefit, stock option, restricted stock or similar plan (and any agreements entered into in connection therewith) and except as provided in Section VI below), the Company and its subsidiaries and affiliates will have no further obligations to the Executive hereunder.

B. Termination for Cause; Resignation. If the Executive’s employment terminates due to a Termination for Cause or a Resignation, any salary amounts which are earned but unpaid through the date of such termination will be paid to the Executive in a lump sum. Except as provided in this paragraph (and except for any remaining obligations under any then applicable employee benefit, stock option, restricted stock or similar plan (and any agreements entered into in connection therewith), the Company and its subsidiaries and affiliates will have no further obligations to the Executive hereunder.

C. For purposes of this Agreement, the following terms have the following meanings:

i. “Termination for Cause” means (i) the Executive’s willful failure to substantially perform his or her duties as an employee of the Company or any of its subsidiaries or affiliates (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any of its subsidiaries or affiliates, (iii) the Executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal) or (iv) the Executive’s gross negligence in the performance of his or her duties.

ii. “Without Cause Termination” or “Terminated Without Cause” means termination of the Executive’s employment by the Company and its subsidiaries and affiliates other than due to death, Disability or Termination for Cause.

iii. “Resignation” means a termination of the Executive’s employment by the Executive, other than in connection with a Constructive Discharge.

iv. “Disability” means the Executive’s inability to perform his or her duties hereunder as a result of serious physical or mental illness or injury for a period of no less than 60 consecutive days, together with a determination by an independent medical authority that (i) the Executive is currently unable to perform such duties and (ii) in all reasonable likelihood such disability will continue for an additional period in excess of 60 days beyond such original 60-day period. Such medical authority shall be selected by the Company and such opinion shall be binding on the Company and the Executive.

v. “Constructive Discharge” means (i) any reduction of the Executive’s then-applicable base salary as of the date in question or (ii) the relocation of the Executive’s primary office to any location other than Southern Connecticut or the New York metropolitan area. The Executive will provide the Company a written notice which describes the circumstances being relied on for the termination with respect to this Agreement within thirty (30) days after the event giving rise to the notice. The Company will have thirty (30) days after receipt of such notice to remedy the situation prior to the termination for Constructive Discharge.

D. Conditions to Payment and Acceleration. All payments and benefits due to the Executive under this Section I shall be made or provided as soon as reasonably practicable (and in any event within 20 days of the execution by the Executive of the release referred to below); provided that such payments and benefits shall be subject to, and contingent upon, the execution by the Executive (or the Executive’s beneficiary or estate) of a release of claims against the Company and its subsidiaries and affiliates and their respective representatives in such form as shall be determined by the Company in its sole discretion. The payments due to the Executive under this Section I shall be in lieu of any other severance benefits otherwise payable to the Executive under any severance plan of the Company or its affiliates.

SECTION II

OTHER DUTIES OF THE EXECUTIVE

DURING AND AFTER EMPLOYMENT WITH THE COMPANY

A. Cooperation on Legal Matters. The Executive will, with reasonable notice during or after the Executive’s employment with the Company, furnish information as may be in his or her possession and, subject to reimbursement of any reasonable expenses incurred, will fully cooperate with the Company and its affiliates to the extent reasonably requested in connection with any claims or legal action in which the Business (as defined in Section II(E) below) or the Company or any of its subsidiaries or affiliates (collectively, the “Corporation”) is or may become a party.

B. Non-Compete Provisions. The Executive agrees that throughout the Executive’s employment with the Corporation and for a period of one (1) year following the termination of that employment (regardless of whether such termination is voluntary, involuntary or otherwise), the Executive shall not:

i. Engaging in a Competing Business - accept or maintain employment with, or act as a principal of, investor in or advisor or consultant to, or otherwise become affiliated with in any other capacity (other than as a holder of less than 1% of the total outstanding equity securities of any publicly-held company), any person, firm, corporation or other entity which competes, or undertakes to compete, in any manner with the Corporation in relation to the Business (as it may be conducted from time to time following the date hereof) (a “Competing Business”); or

ii. Soliciting Customers of the Business - solicit, induce or encourage, either directly or indirectly, any customer, client, partner or other third party having a relationship with the Business, either (i) to terminate, reduce or modify in any way adverse to the Business, any relationship such person or entity may have with the Business, or (ii) engage in business with any Competing Business (as defined in Section II(B)(i) above); or

iii. Soliciting Employees of the Business - solicit, induce or encourage, either directly or indirectly, any employee of the Business to leave his or her employment or take any action to assist any successor employer or any other entity, either directly or indirectly, in soliciting, inducing or encouraging any employee of the Business to leave his or her employment; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual that was employed by the Business within 180 days preceding the date of such other hiring or employment.

The provisions of this Section II(B) shall apply to and encompass those geographic areas in which the Corporation engages in the Business, or delivers services related to the Business, during the Executive’s period of employment with the Corporation (it being understood that any Internet-based business activities of the Business shall be deemed to be worldwide in their geographic scope, unless specifically limited to a specified area). The Executive acknowledges that the uniqueness of the Business, including its size and extensive business and customer relationships, makes it difficult (if not meaningless) to assign a narrower geographical limitation.

C. Confidentiality Obligations. The Executive acknowledges that the Confidential Information (as defined in Section II(E) below) is confidential and is a unique and valuable asset of the Corporation. The Executive agrees that Executive shall not, directly or indirectly, (a) reveal or cause to be revealed to any person or entity the Confidential Information (except either (x) during the period of the Executive’s employment with the Corporation to the extent reasonably necessary in the performance of Executive’s duties on the Corporation’s behalf or (y) to the extent disclosure is expressly required by law and Executive provides the Corporation with prior written notice of any such compelled disclosure), and (b) make use of any Confidential Information for Executive’s own purposes or for the benefit of any person or organization other than the Corporation and its affiliates. In addition, the Executive recognizes that the Corporation has received, and may receive from time to time in the future, from third parties their confidential or proprietary information subject to a duty on the Corporation’s part to maintain the confidentiality of such information and to use it only for certain limited purposes; accordingly, the Executive agrees to hold all such third party confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it, except as necessary in carrying out Executive’s work for the Corporation consistent with the Corporation’s agreement with such third party.

D. Assignment of Intellectual Property. The Executive agrees that Executive will make full written disclosure to the Corporation, will hold in trust for the sole right and benefit of the Corporation, and hereby assigns to the Corporation, or its designee, all of Executive’s right, title, and interest in and to any and all Inventions (as defined in Section II(E) below). The Executive further acknowledges that all original works of authorship which are made be Executive (solely or jointly with others) within the scope of and during the period of Executive’s employment with the Corporation and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. The Executive agrees to assist the Corporation, or its designee, at the Corporation’s expense, in every proper way to secure the Corporation’s rights in the Inventions in any and all countries, including the disclosure to the Corporation of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Corporation shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Corporation, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions.

E. Defined Terms. For purposes of this Agreement, (a) the term “Business” shall mean (i) any business of the Corporation involving the offering of membership-based products or services to consumers, whether marketed directly to consumers or marketed through any financial institution, retailer or one or more other third parties, and whether marketed through direct mail, telemarketing methods, general advertising, the Internet, any computer online service or other-wise, as well as (ii) any other business that the Corporation engages in during Executive’s period of employment with the Corporation if the Executive is actively involved in any of the operations or activities of such other business during any portion of such period of employment, and if as a result of such active involvement in such business, the Executive is exposed to any Confidential Information relating to such other business, (b) the term “Confidential Information” shall mean all inventions, trade secrets, business methods, financial projections, business plans or other information (whether in written, oral, electronic or other form) pertaining to the affairs, business, clients, customers or other relationships of the

Corporation and its affiliates and all other confidential and proprietary business information of the Corporation and its affiliates (whether related to the Business or otherwise); provided that the term “Confidential Information” shall not include any of the information referred to above that is or becomes generally available to the public, other than as a result of a breach by the Executive or his or her representatives of the provisions of this Agreement, and (c) the term “Inventions” shall mean all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time the Executive is in the employ of the Corporation, together with any and all copyrights, patents, trademarks or other intellectual property rights related thereto.

F. Remedies Available. The Executive hereby acknowledges that damages at law may be an insufficient remedy to the Company if the Executive violates the terms of this Agreement and that the Company will be entitled, upon making the requisite showing, to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Section II without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction will be in addition to, and not in limitation of, any other rights or remedies the Company may have. Without limiting the generality of the foregoing, neither party will oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section II.

G. Extension of Time Periods. The period of time during which the provisions of this Section II will be in effect will be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

H. Essential Nature of Restrictions. The Executive agrees that the restrictions contained in this Section II are an essential inducement for the compensation the Executive is granted hereunder and that but for the Executive’s agreement to comply with such restrictions, the Company would not have entered into this Agreement.

SECTION III

WITHHOLDING TAXES

The Executive acknowledges and agrees that the Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation.

SECTION IV

EFFECT OF PRIOR AGREEMENTS

Except for the Release, Covenant Not to Compete, Confidentiality and Waiver and Consent Agreement, dated as of January 30, 2004, by and among by and among Executive, Cendant Corporation (“Cendant”), Cendant Membership Services Holdings Subsidiary, Inc., the Company (formerly known as CMS Subsidiary Inc.) and TRL Group (formerly known as

Trilegiant Corporation), this Agreement will supersede any prior employment agreement or arrangement between the Company and the Executive and/or between the Executive and Cendant Corporation or any of its subsidiaries or affiliates, and any such prior agreement or arrangement will be deemed terminated without any remaining obligations of either party thereunder; provided that any prior agreements pertaining to noncompetition, confidentiality, works-for-hire and any other similar covenants between the Executive and Cendant, the Company or any of their respective subsidiaries or affiliates (including, without limitation, any stock subscription and/or stockholders agreements entered into between the Company and the Executive prior to the date hereof), as well as any employee benefit, stock option, restricted stock or other similar plans (as well as any agreements entered into in connection therewith), shall remain in full force and effect in accordance with their respective terms.

SECTION V

SURVIVAL

Sections II, III, and IV will continue in full force in accordance with their respective terms notwithstanding any termination of the Executive’s employment and regardless of the manner or circumstances of such termination.

SECTION VI

MISCELLANEOUS

A. Modification and Waiver. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver will operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

B. Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect or unenforceable because of its scope, duration, geographic coverage or otherwise, such court shall have the power to modify or limit this Agreement to the extent necessary so that it can be enforced to the greatest extent permissible under law.

C. Consolidation, Merger, or Sale Of Assets. Nothing in this Agreement will preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, any other corporation or entity (including, without limitation, any affiliate or subsidiary of Cendant Corporation or the Company) which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets the term “Company” will mean such other corporation or entity and this Agreement will continue in full force and effect.

D. Governing Law. This Agreement has been executed and delivered in the State of Connecticut and its validity, interpretation, performance and enforcement will be governed by the internal laws of that state.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

TRILEGIANT CORPORATION

/s/ Nathaniel J. Lipman
By: Nathaniel J. Lipman
Title: Chief Executive Officer

THOMAS RUSIN

/s/ Thomas Rusin